Exhibit 10.25

FORM OF SUBORDINATED UNSECURED CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS CONVERTIBLE LOAN AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SUBORDINATED UNSECURED CONVERTIBLE LOAN AGREEMENT

THIS SUBORDINATED UNSECURED CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is entered into as of [•], 2025, by and between Lendbuzz Inc., a company organized under the laws of the State of Delaware (the “Company”), and [____________], (the “Investor”).

WHEREAS, the Investor has agreed to provide the Company with a convertible loan in the aggregate amount of US$[•] (the “Investment Amount”); and

WHEREAS, the Company desires to receive from the Investor the Investment Amount, and the Investor is willing to provide the Investment Amount to the Company, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	THE INVESTMENT AMOUNT; CLOSING; INTEREST; REPAYMENT UPON MATURITY DATE.

1.1. At and subject to the Closing, the Investor shall provide to the Company, and the Company shall receive from the Investor, the Investment Amount.

1.2. Closing.

(a) Closing Date. Subject to the fulfillment of the conditions set forth in Section 7 below, the closing of the payment and receipt of the Investment Amount (the “Closing”) shall take place remotely, via the exchange of documents and signatures, on [•], 2025, or by such other means or at such other date or place as may be agreed by the Investor and the Company (the date on which the Closing actually occurs, the “Closing Date”).

(b) Transactions at Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(i) The Company shall deliver to the Investor the following documents:

(A) True and correct copies of the resolutions of the Company’s Board of Directors (the “Board”) approving, inter alia, this Agreement and the transactions contemplated hereby, in the form attached hereto as Schedule (b)(i)(A);

(ii) Waivers of rights of preemption or other participation rights (including with respect to the conversion of the Elected Conversion Amount, if any pursuant to the terms and conditions hereunder), executed by all stockholders entitled to such rights under the COI or otherwise evidence that such rights have expired; and

(iii) The Investor shall cause the transfer to the Company of the Investment Amount, by wire transfer of immediate available funds, to the Company’s bank account (details of which shall be provided by the Company to the investor prior to the Closing).

1.3. Interest.

(a) The Investment Amount shall accrue interest at a rate of ten percent (10%) per annum, non-compounded, commencing on and including the date of the initial funding of the Investment Amount (the “Interest Commencement Date”), and continuing until the Outstanding Balance is converted or repaid in full in accordance with the terms of this Agreement (such accrued interest, including accrued interest pursuant to sub-section 1.3(c) below (if any), the “Accrued Interest”). Interest shall accrue on a daily basis, calculated on the basis of a 365-day year, on the then-outstanding principal amount of the Investment Amount. Except for any payments of Accrued Interest made pursuant to Section 1.3(b) or as otherwise set forth in Section 2, all Accrued Interest, which has not been paid pursuant to Section 1.3(b), shall be deemed automatically added to the principal amount of the Investment Amount immediately prior to any conversion pursuant to Sections 2.2 through 2.5, as applicable.

(b) Unless and until the Investment Amount has been previously converted or repaid in accordance with the terms of this Agreement, the Company shall pay to the Investor, on a quarterly basis, the then-Accrued Interest. Such interest payments shall be made in cash within thirty (30) days following the end of each calendar quarter, commencing with the first full quarter after the Interest Commencement Date, and shall continue until the earlier of (i) the conversion of the Outstanding Balance, (ii) repayment of the Outstanding Balance, or (iii) any combination thereof.

(c) In the event that the Company fails to make any payment due under this Agreement, including any interest payment, on the applicable due date, and such failure continues for a period of thirty (30) days following the due date (“Failure to Pay Event”), then (i) the Accrued Interest, including interest accruing pursuant to clause (ii) below, shall thereafter compound on a quarterly basis; and (ii) the overdue amount shall bear interest at a rate equal to two percent (2%) per annum above the rate otherwise applicable hereunder, in each case from the original due date until the date such overdue amount is paid in full.

1.4. Repayment.

(a) Unless previously converted or repaid in accordance with the terms of this Agreement, the Company shall repay to the Investor the Outstanding Balance on May [•], 2030 (the “Maturity Date”) by wire transfer of immediate available funds, to the Investor’s bank account (details of which shall be provided by the Investor to the Company prior to the Maturity Date).

(b) The Outstanding Balance (or any portion thereof) may not be prepaid without the written consent of the Investor.

(c) Notwithstanding the above, the Outstanding Balance shall become immediately due and payable upon Failure to Pay Event or immediately prior to Dissolution Event.

2.	CONVERSION OR REPAYMENT UPON CERTAIN EVENTS.

2.1. Issuance upon Equity Financing.

(a) Unless previously converted or repaid in accordance with the terms of this Agreement, in the event the Company consummates an equity financing pursuant to which it issues and sells shares of its Preferred Stock (or securities convertible into or exercisable for Preferred Stock) in a transaction or series of related transactions for bona fide capital-raising purposes (an “Equity Financing”), the Investor shall have the right, but not the obligation, to convert the Outstanding Balance, in full (and not in part), into the same class and series of equity securities issued in such Equity Financing. Such conversion shall be effected by the Investor delivering written notice to the Company within seven (7) days following the Investor’s receipt of written notice from the Company of the material terms and conditions of the Equity Financing. Upon such election, the Outstanding Balance shall convert into a number of equity securities issued in such Equity Financing equal to the Outstanding Balance divided by the price per share paid by the investors in such Equity Financing.

(b) Subject to Section 3.3 hereof, the Conversion Shares shall be of the same class and series as, and shall have rights, preferences, privileges, and restrictions that are identical (on a pari passu basis) to those of, the most senior series of Preferred Stock issued and sold to the new investors in the Equity Financing, including, without limitation, liquidation preferences, anti-dilution protections, registration rights, preemptive rights, rights of first refusal, voting rights, and protective provisions. For the avoidance of doubt, the Investor shall not be entitled to any named rights granted solely to specific investors in the Equity Financing by virtue of a side letter, separate agreement, or as a result of the size of their investment (including, without limitation, board nomination rights or information rights granted on a discretionary basis). If the Investor converts the Outstanding Balance into the Equity Financing, the Investor shall otherwise be deemed an investor in the Equity Financing for all purposes and shall be entitled to receive its pro rata share (based on its aggregate investment amount relative to the total amount raised in the Equity Financing) of any securities, warrants, or other rights issued to investors generally in connection with such Equity Financing.

2.2. Deemed Liquidation Event.

Unless previously converted or repaid in accordance with the terms of this Agreement, in the event of a Deemed Liquidation Event, and immediately prior to the consummation of such Deemed Liquidation Event (but subject to the closing or consummation thereof), the Company shall, at the election of the Investor: (i) pay to the Investor an amount in cash equal to the Outstanding Balance (the “Liquidation Payment”) or (ii) convert all of the Outstanding Balance into either: (A) the Subsequent Senior Shares, at a price per share equal to the lowest price per share paid for such Subsequent Senior Shares, or (B) shares of Preferred D-1 Stock of the Company, at the Series D-1 Original Issue Price. Such Liquidation Payment shall be made on a senior, unsecured basis prior to any distribution or payment to holders of capital stock of the Company by reason of their ownership thereof but junior to payment of outstanding indebtedness (including, without limitation, the Senior Indebtedness) and creditor claims, including contractual claims for payment and convertible promissory notes (to the extent such convertible promissory notes are not actually or notionally converted into capital stock) and on par with payments for other Converting Securities (and if the applicable Proceeds are insufficient to permit full payments to the Investor and such other Converting Securities, the applicable Proceeds will be distributed pro rata to the Investor and such other Converting Securities in proportion to the full payments that would otherwise be due), and shall be in full satisfaction of the Investor’s rights under this Agreement.

2.3. IPO.

(a) Unless previously converted or repaid in accordance with the terms of this Agreement, in the event of the consummation of an IPO, and immediately prior to the closing of such IPO (but subject to the consummation thereof), the Investor shall have the right, but not the obligation, to elect to convert all or any portion of the Outstanding Balance, into the number of shares of Common Stock of the Company issued in such IPO, equal to the Elected Conversion Amount divided by the IPO Price. Such election shall be made by delivery of written notice to the Company within seven (7) days following receipt of written notice from the Company of its intention to pursue the IPO (an “Investor IPO Notice”). If the Investor fails to deliver the Investor IPO Notice within such period, the Investor shall be deemed to have elected not to convert the Outstanding Balance according to the terms above. If the Company issues to purchasers of the Company’s shares of Common Stock in the IPO any additional securities (including, without limitation, warrants or other financial instruments), then the Investor shall receive such additional securities in the same proportion to the number of Conversion Shares issuable to the Investor upon conversion of the Elected Conversion Amount (as though the Investor had purchased such shares of Common Stock in the IPO at the IPO Price). If any economic rights are granted to the purchasers of the Company’s Common Stock in (or in connection with) the IPO which are not in the form of securities, then the same economic rights will be given to the Investor, in the same proportion to the number of shares of Common Stock issuable to Investor upon conversion of the Elected Conversion Amount (as though Investor had purchased such shares of Common Stock in the IPO).

(b) In the event the Investor elects not to convert the entire Outstanding Balance pursuant to Section 2.3(a), the Investor shall indicate in the Investor IPO Notice its election to either: (i) receive from the Company, immediately following the consummation of the IPO (but subject to the closing thereof), a cash payment equal to the Outstanding Balance (excluding the Elected Conversion Amount); or (ii) continue to hold the Investment Amount (excluding the Elected Conversion Amount) as an outstanding obligation of the Company under the same terms, including accrual of interest and repayment of the Outstanding Balance on the Maturity Date in accordance with this Agreement, provided that such continued obligation shall no longer be convertible into equity securities of the Company and all conversion rights under this Agreement shall be deemed permanently forfeited.

2.4. Maturity Date.

Unless previously converted or repaid in accordance with the terms of this Agreement, immediately prior to the Maturity Date, the Investor shall have the right, but not the obligation, to elect to convert all or any portion of the Outstanding Balance, into either: (i) the Subsequent Senior Shares, at a price per share equal to the lowest price per share paid for such Subsequent Senior Shares, or (ii) shares of Preferred D-1 Stock of the Company, at the Series D-1 Original Issue Price. Such election shall be made by written notice delivered to the Company no later than sixty (60) days prior to the Maturity Date (an “Investor Maturity Notice”). If the Investor Maturity Notice provides for the conversion of less than the entire Outstanding Balance, the remaining portion of the Outstanding Balance equal to the Outstanding Balance minus the Elected Conversion Amount shall become immediately due and payable in full by the Company on the Maturity Date. If the Investor fails to deliver an Investor Maturity Notice on or prior to such date, the Outstanding Balance shall become due and payable in full by the Company on the Maturity Date.

2.5. Definitions.

(a) “Affiliate” shall have the meaning ascribed to such term in the Investors’ Rights Agreement, dated as of July 11, 2023, as amended on August 15, 2023, by and among the Company and the other parties listed thereto, as amended from time to time.

(b) “Capital Stock” means the capital stock of the Company, including, without limitation, the “Common Stock” and the “Preferred Stock”.

(c) “COI” means the Company’s Certificate of Incorporation, as may be amended from time to time.

(d) “Converting Securities” includes this Agreement and other convertible securities issued by the Company, including but not limited to: (i) Simple Agreements for Future Equity; (ii) other convertible promissory notes and other convertible debt instruments; and (iii) convertible securities that have the right to convert into shares of Capital Stock.

(e) “Conversion Shares” means the shares of Preferred Stock that may be issued to the Investor upon conversion of the Elected Conversion Amount in accordance with Sections 2.

(f) “Deemed Liquidation Event” shall have the meaning ascribed to such term in the COI.

(g) “Direct Listing” means the Company’s initial listing of its Common Stock (other than shares of Common Stock not eligible for resale under Rule 144 under the Securities Act) on a national securities exchange by means of an effective registration statement on Form S-1 filed by the Company with the SEC that registers shares of existing capital stock of the Company for resale, as approved by the Company’s board of directors. For the avoidance of doubt, a Direct Listing will not be deemed to be an underwritten offering and will not involve any underwriting services.

(h) “Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding an IPO or a Deemed Liquidation Event), whether voluntary or involuntary.

(i) “Elected Conversion Amount” means, (i) with respect to 1.3(a) and 2.2, the Outstanding Balance, and (ii) with respect to Sections 2.3 and 2.4, the portion of the Outstanding Balance that the Investor has affirmatively elected to convert into Conversion Shares. For the avoidance of doubt, any Elected Conversion Amount shall be applied against, and reduce, the Outstanding Balance in the following order: first, the then-outstanding Investment Amount, and second, the then-Accrued Interest.

(j) “GAAP” means generally accepted accounting principles in the United States of America.

(k) “IPO” means an initial public offering and listing of the Company’s CommonStoc k on the New York Stock Exchange, NASDAQ, or any other nationally or internationally recognized securities exchange, SPAC Transaction (as defined in the COI) or a Direct Listing.

(l) “IPO Capitalization” is calculated as of immediately prior to the IPO, and (without double-counting, in each case calculated on an as-converted to Common Stock basis):

•	Includes all shares of Capital Stock issued and outstanding;

•	Includes all Converting Securities;

•	Includes all (i) issued and outstanding Options and (ii) Promised Options;

•

Includes the Unissued Option Pool, except that any increase to the Unissued Option Pool in connection with an IPO shall only be included to the extent that the number of Promised Options exceeds the Unissued Option Pool prior to such increase.

(m) “IPO Price” means the lower of: (i) the price per share to the public of the Common Stock sold in the IPO as set forth in the final prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act; and (ii) the price per share equal to the Valuation Cap divided by the IPO Capitalization.

(n) “Options” includes options, restricted stock awards or purchases, RSUs, SARs, warrants or similar securities, vested or unvested.

(o) “Outstanding Balance” means the then-outstanding principal amount of the Investment Amount, together with all unpaid Accrued Interest thereon, if any.

(p) “Preferred Stock” shall have the meaning ascribed to such term in the COI.

(q) “Proceeds” means cash and other assets (including without limitation stock consideration) that are proceeds from the Deemed Liquidation Event or the Dissolution Event, as applicable, and legally available for distribution.

(r) “Promised Options” means promised but ungranted Options that are promised pursuant to agreements or understandings made prior to the consummation of an IPO, treated as outstanding Options in the calculation of the price per share price per share to the public of the Common Stock sold in the IPO.

(s) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(t) “Series D-1 Original Issue Price” shall have the meaning ascribed to such term in the COI.

(u) “Stockholders’ Agreements” means the Amended and Restated Investors’ Rights Agreement (as amended from time to time), the Amended and Restated Right of First Refusal and Co-Sale Agreement (as amended from time to time) and the Amended and Restated Voting Agreement (as amended from time to time), each by and between the Company and certain of its stockholders.

(v) “Subsequent Convertible Securities” means convertible securities that the Company may issue after Closing with the principal purpose of raising capital, including but not limited to Safes, convertible debt instruments and other convertible securities (and, in all cases, any side letters issued in connection thereto). Subsequent Convertible Securities exclude Exempted Securities (as such term is defined in the COI).

(w) “Subsequent Senior Shares” means shares of Capital Stock of the most senior class or series existing at the applicable date (being the class or series with first priority rights to distributions over all other series or classes of shares or in case all Preferred Stock participate in distributions on a pari passu basis between them, the last class of Preferred Stock issued by the Company).

(x) “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

(y) “Unissued Option Pool” means all shares of Capital Stock that are reserved, available for future grant and not subject to any outstanding Options or Promised Options under any equity incentive or similar Company plan.

(z) “Valuation Cap” means an amount equal to US$2,000,000,000 (Two Billion United States Dollars).

3.	MECHANICS OF ISSUANCE OF SHARES.

3.1. No Fractional Shares. The issuance of shares hereunder shall be calculated based on the Elected Conversion Amount, and no fractional shares shall be issued the Investor. The number of Conversion Shares to be issued to the Investor shall be rounded to the nearest whole number.

3.2. Issuance. The Company shall, immediately upon any conversion of the Elected Conversion Amount, issue and deliver to the Investor a digital certificate or evidence of book entry representing the number of the Conversion Shares to which the Investor is entitled upon conversion of the Elected Conversion Amount, grant to the Investor the rights, preferences, powers and privileges required to be granted in connection with such Conversion Shares, and register the issuance of such Conversion Shares in the Investor’s name in the Company’s register of stockholders. The Investor, by entering into this Agreement, consents to the placement of legend(s) on all securities issued hereunder with respect to restrictions on transferability thereof in order to ensure compliance with applicable securities laws.

3.3. Original Issue Price. For purposes of liquidation and dividend preference rights, anti dilution rights and any other rights to which the Investor may be entitled upon conversion of the Elected Conversion Amount, whether pursuant to the COI or otherwise, the price per share of the Conversion Shares shall be the price per share according to which the Elected Conversion Amount was actually converted (i.e., after taking into account any discount provided to the Investor pursuant to this Agreement).

3.4. Further Assurance. The Investor and the Company agree and covenant that at any time and from time to time they will promptly execute and deliver to the other party hereof such further instruments and documents and shall perform such further acts as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected hereby, including, without limitation, to vote (and execute written resolutions) at any time in favor of an amendment to the COI as then in effect in order to provide for the creation, authorization and issuance of the Conversion Shares, and the reservation of sufficient Common Stock of the Company (“Common Stock”) for conversion thereof. The Company hereby undertakes to take all necessary actions in its power and obtain all required approvals and consents so as to approve and adopt such amendment to its COI.

3.5. Effect of Conversion. Upon repayment and/or conversion in full of the Outstanding Balance pursuant to the applicable provisions of Section 2 above and the grant to the Investor of the rights, preferences, powers and privileges required to be granted in connection with the Conversion Shares, any obligations of the Company towards the Investor hereunder, except as otherwise stated herein, shall be deemed satisfied in full.

3.6. Financing Agreements. The Investor acknowledges and agrees that the conversion of the Elected Conversion Amount into Conversion Shares may require the Investor’s execution of certain agreements relating to the purchase and sale of such securities as well as registration, co sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such shares. The Investor agrees to execute all such agreements as an “Investor” in connection with the conversion so long as the issuance of Conversion Shares issued pursuant to the conversion of the Elected Conversion Amount is subject to the same terms and conditions applicable to the shares sold in the Equity Financing or IPO, as the case may be. Without derogating from the foregoing, the Investor shall be deemed an “Investor” in connection with the conversion hereunder and be deemed a party to all such financing agreements whether or not such Investor actually executes such agreements.

3.7. Stockholders’ Agreements. Simultaneously with the execution of this Agreement, the Investor shall execute counterpart signature pages to each of the Stockholders’ Agreements, such that upon (and subject to) the issuance of any Conversion Shares, the Investor shall be deemed a party to, and an “Investor” for all purposes under, the Stockholders’ Agreements.

4.	TAXES.

4.1. Status of Investor. The Investor, if entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement, shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Investor, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not the Investor is subject to backup withholding or information reporting requirements.

4.2. Withholding. The Company shall be entitled to deduct and withhold such amounts as it is required under applicable law to deduct and withhold from any payments made to the Investor pursuant to this Agreement and shall timely remit any such deducted and/or withheld amounts to the appropriate government authority as required by applicable law; provided, however, that (a) the Company acknowledges and agrees that, as of the date hereof and based on its books and records and information provided to it by the Investor pursuant to this Section 4 and Section 9.7 of this Agreement, the Company reasonably believes that the portfolio interest exemption (under Section 881(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) applies to the Investor and that therefore the Company shall not withhold on any amounts payable pursuant to this Agreement under such exemption; and (b) in the event of any change in circumstances or analysis (including any change in applicable laws or other guidance) that could reasonably be expected to require the Company to deduct or withhold any amounts payable pursuant to this Agreement, the Company shall, prior to any such deduction or withholding, (i) notify the Investor in writing of such change promptly, but no later than two (2) business days after the date it becomes aware of such a change, and provide reasonable detail in respect of such change so that the Investor can analyze the withholding obligation; and (ii) reasonably cooperate with Investor to mitigate or reduce the amount of any such deduction or withholding. To the extent any amounts are properly deducted and/or withheld and remitted to the appropriate taxing authority, such amounts shall be treated as having been paid to the Investor. The Company shall timely provide the Investor with any Tax information required by law in respect of such withholding or deduction and any other documentation or information reasonably requested by Investor.

4.3. U.S. Federal Income Tax Documentation. Without limiting the generality of the foregoing,

(a) The Investor shall, to the extent it is legally entitled to do so, in order to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code, deliver to the Company (in such number of copies as shall be requested by the Company) on or prior to the date on which such the Investor becomes an “Investor” under this Agreement (and from time to time thereafter upon the reasonable request of the Company): (1) a certificate substantially in the form of Schedule A to the effect that the Investor is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”); and (2) executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN.

(b) The Investor shall, to the extent it is legally entitled to do so, deliver to the Company (in such number of copies as shall be requested by the Company) on or prior to the date on which the Investor becomes an “Investor” under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

4.4. Additional Documentation. The Investor agrees that if any form or certification it previously delivered becomes obsolete or inaccurate in any respect or the Company notifies the Investor in writing that any such form or certification has expired, it shall update such form or certification or promptly notify the Company in writing of its legal inability to do so in accordance with Section 9.12 of this Agreement.

4.5. Survival. Each party’s obligations under this Section 4 of this Agreement shall survive any assignment of rights by, or the replacement of, the Investor, until the repayment, satisfaction or discharge of the Outstanding Balance.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Investor that the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date); except, in each case, as to such representations and warranties that address matters as of a particular date, which are given only as of such date:

5.1. Organization. The Company is a company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted.

5.2. Authorization. The Company has the full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby, and this Agreement, when executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.3. Capitalization. The issued and outstanding share capital of the Company, on a fully diluted as converted basis as of the date hereof (the “Capitalization Table”), has been provided to the Investor. The issued and outstanding shares of the Company were duly and validly authorized and issued, fully paid and non-assessable, and offered and issued in compliance with the provisions of the COI, the Company’s Bylaws and the Stockholders’ Agreements as in effect at the time of each such issuance and in compliance with all applicable corporate and securities laws. Except as detailed in the Capitalization Table, COI, and the Stockholders’ Agreements, and related transactions, there are no outstanding share capital, options, warrants, or agreements for the purchase from the Company of any of its share capital, or any securities convertible into or exchangeable for shares of the Company (whether now or hereinafter authorized or issued), or that could require the Company or a shareholder of the Company to issue, sell, transfer or otherwise cause to be outstanding any of the Company’s share capital or securities convertible or exercisable into shares thereof.

5.4. Financial Statements. The Company has delivered to the Investor its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2023 and as of December 31, 2024 (the “Financial Statements”). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Financial Statements are consolidated financial statements that include the results of operations of all the subsidiaries of the Company. The Financial Statements have been prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”) applied on a consistent basis throughout the period indicated, except as disclosed therein.

5.5. No Conflict; Consents. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in any conflict with, or a breach or violation, with or without the passage of time and giving of notice, of any of the terms, conditions or provisions of, or give rise to rights to others (including rights of termination, cancellation or acceleration) under: (i) the COI; (ii) any judgment, injunction, order, writ, decree or ruling of any court or governmental authority, domestic or foreign, to which the Company is subject; (iii) any material contract or agreement, lease or license to which the Company is a party or by which it is bound; or (iv) any applicable law, in each case, in a manner that would reasonably be expected to have a material adverse effect on the operations or financial condition of the Company; (b) result in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company; or (c) require the consent, approval or authorization of, registration, qualification or filing with, or notice to any person or any federal, state, local or foreign governmental authority or regulatory authority or agency, on the part of the Company, which has not heretofore been obtained or will be obtained prior to the Closing.

5.6. Valid Issuance. Upon the conversion of the Elected Conversion Amount as set forth herein, the Conversion Shares shall be duly and validly issued, fully paid, and non-assessable, issued in compliance with all applicable state securities laws, and free and clear of liens, pledges, charges, encumbrances or other restrictions on transfer of any kind (including, without limitation, preemptive rights), other than as may be specified in the definitive agreements governing the transaction upon which such conversion shall occur , the COI and under applicable securities laws and other than liens or encumbrances created by or imposed on each Investor as to itself.

5.7. Taxes. The Company has timely filed or timely caused to be filed all Tax returns, information statements and reports required to have been filed and has paid or caused to be paid all Taxes due and owing with respect to the Company, except Taxes that are being contested in good faith by appropriate proceedings and for which the Company has set aside on its books adequate reserves in accordance with GAAP.

6.	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor hereby represents and warrants that the following representations are true, correct and complete as of the date hereof and as of the Closing (as if made on the Closing Date); except, in each case, as to such representations and warranties that address matters as of a particular date, which are given only as of such date:

6.1. Authorization; Organization. The Investor is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it has been incorporated and has full power and authority to enter into this Agreement. This Agreement when executed and delivered by the Investor, and assuming the due authorization, execution and delivery by the other parties hereto, constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.2. Purchase Entirely for Own Account. The Conversion Shares to be issued upon conversion hereunder and the Common Stock issued upon conversion thereof (the “Conversion Securities”) will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not presently have any contract, undertaking, agreement or arrangement to sell, transfer or grant participation rights to any person with respect to any of the Conversion Securities. The Investor has not been formed for the specific purpose of acquiring the Conversion Securities.

6.3. Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, operations, properties, prospects, technology, plans, management, financial affairs and the terms and conditions of the offering of the Conversion Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The Investor acknowledges that any projections provided (if any) by the Company are uncertain in nature, and that some or all of the assumptions underlying such projections may not materialize or will vary significantly from actual results.

6.4. Investment Experience; Accredited Investor; Non-U.S. Person. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating and understanding the merits and risks of the investment in the Conversion Securities. The Investor is either (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (together with the rules and regulations promulgated thereunder, all as amended, the “Securities Act”), or (ii) a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. To the extent that the Investor is a non U.S. Person, such Investor (x) is not acquiring Purchased Securities for the account or benefit of any U.S. Person, (y) is not, at the time of execution of this Agreement, and will not be, at the time of the issuance of the Conversion Securities, in the United States and (z) is not a “distributor” (as defined in Regulation S promulgated under the Securities Act).

6.5. Restricted Securities. The Conversion Securities will not be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that the Company is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The sale and issuance of the Conversion Securities have not and will not be registered under the Securities Act by reason of a specific exemption from registration which depends upon, among other things, the accuracy of the Investor’s representations as expressed herein.

6.6. Legends. The Conversion Securities, and (if applicable) any securities issued in respect of or exchange for the foregoing may be notated with the following or a similar legend as well as other legends as may be required by applicable securities laws: “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

7.	CONDITIONS TO CLOSING.

The obligation of each of the parties to consummate the Closing is subject to the fulfillment on or before the Closing of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the other party contained herein shall be true in all respects on and as of the Closing.

(b) Performance. The other party shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c) Consents, etc. The Company shall have secured at or prior to the Closing, all waivers, permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and the transactions contemplated by this Agreement.

(d) Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 1.2(b)(i) shall be in a form as attached to this Agreement.

8.	UNSECURED OBLIGATION; SUBORDINATION; ADDITIONAL COVENANTS

8.1. This Agreement is a general unsecured obligation of Company. The indebtedness evidenced by this Agreement is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company’s indebtedness to financial institutions, including, without limitation, under that certain committed line of credit provided under that certain letter agreement dated March 31, 2023, by and among the Company or Lendbuzz Funding LLC, as borrowers, and Bank Hapoalim B.M. and related transaction documents, each as may be amended, supplemented or otherwise modified from time to time (the “Senior Indebtedness”).

8.2. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, no amount shall be paid by the Company in respect of the principal of, interest on or other amounts due with respect to this Agreement at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full.

8.3. The Investor acknowledges that the Company may raise additional funds under other Converting Securities, provided that, for as long as the Outstanding Balance is outstanding and until the earliest to occur of an IPO, a Deemed Liquidation Event, or a Dissolution Event, any aggregate financing amount raised under Converting Securities (including pursuant to this Agreement, and the Safe dated April 30, 2025) in excess of US$70,000,000 shall be subject to the prior written consent of the Investor, which consent shall not be unreasonably withheld, conditioned, or delayed.

8.4. “MFN” Amendment Provision. For as long as the Outstanding Balance is outstanding and until the earliest to occur of the lapse of thirty six (36) months as of the date hereof, an IPO, a Deemed Liquidation Event, or a Dissolution Event, if the Company issues any Subsequent Convertible Securities with terms more favorable than those of this Agreement(including, without limitation, a valuation cap and/or discount), the Company will promptly provide the Investor with written notice thereof, together with a copy of such Subsequent Convertible Securities (the “MFN Notice”) and, upon written request of the Investor, any additional information related to such Subsequent Convertible Securities as may be reasonably requested by the Investor. In the event the Investor determines that the terms of the Subsequent Convertible Securities are preferable to the terms of this instrument, the Investor will notify the Company in writing within seven (7) days of the receipt of the MFN Notice. Promptly after receipt of such written notice from the Investor, the Company agrees to amend and restate this instrument to be identical to the instrument(s) evidencing the Subsequent Convertible Securities.

8.5. Certain Notices. For as long as the Outstanding Balance is outstanding and is convertible into Capital Stock, the Company shall deliver prior written notice to the Investor of any contemplated Deemed Liquidation Event, Equity Financing or IPO, as promptly as possible, but in any event at least fourteen (14) days prior to the closing of such transaction, provided, however, that if such notice may not be given without the Company’s breach of a confidentiality obligation entered into in connection with such contemplated transaction, or notice to the Company’s stockholders is to be given at a later stage, then such notice shall be given at such times and on such terms as provided to the Company’s stockholders.

9.	MISCELLANEOUS.

9.1. Fees and Expenses. Each party hereto shall bear and be responsible for its own expenses in connection with the transactions contemplated under this Agreement.

9.2. Taxes. Each party hereto shall bear and be responsible to pay in cash (to the Company or the relevant Tax authorities, as applicable) all Taxes attributable to it, if any, in connection with or as a result of the transactions contemplated under this Agreement.

9.3. Survival. The warranties, representations and covenants of the Company contained in or made pursuant to this Agreement shall survive from the Closing until the satisfaction in full of the Outstanding Balance, through the conversion and/or payment in full of the Outstanding Balance.

9.4. Entire Agreement. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof, and supersede all prior agreements and understandings, both written and oral, among any of the parties hereto, with respect to the subject matter hereof (with no concession being made as to the existence of any such prior agreements or understandings).

9.5. Amendment; Waiver. Any term of this Agreement may be amended and the observance of any term hereof may be waived only with the written consent of the Company and the Investor. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the prior written consent of the party against which enforcement of such waiver shall be sought. Any amendment or waiver effected in accordance with this Section 9.5 shall be binding upon the Investor and each transferee of the Conversion Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

9.6. Assignment. This Agreement may not be assigned by the Investor or the Company, without the prior written consent of the Investor or the Company, as the case may be; however, the Investor may assign or transfer its rights, privileges, or obligations set forth in, arising under, or created by this Agreement to its “Affiliate(s)”, provided, however, that any such Affiliate agrees in writing, prior to or at such assignment or transfer, to be bound by all agreements, warranties and representations binding upon the Investor under this Agreement. Subject to the foregoing restriction, this Agreement shall inure to the benefit of the Company and the Investor, and their respective successors, assigns and representatives.

9.7. Successors and Assigns.

(a) The Company shall maintain at its principal office a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of any subsequent assignees of all or any portion of the Outstanding Balance, and the principal amount of (and any interest thereon) owed to any such assignee from time to time (collectively, the “Register”). The entries in the Register shall be conclusive absent manifest error and the Company, the Investor, and any such assignee shall treat each person whose name is recorded in the Register pursuant to the terms hereof as the lender in respect of such transferred portion of the Outstanding Balance for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Investor and any such assignee at any reasonable time and from time to time upon reasonable prior written notice. It is the intent of the Parties that such Register shall cause this Convertible Loan to be maintained in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(b) Upon its receipt of a duly completed assignment and assumption executed by an assigning Investor and an assignee and any written consent to such assignment required by Sections 9.6 and 9.7 of this Agreement, the Company will accept such assignment and assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in Section 9.7 of this Agreement.

9.8. Governing Law. All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

9.9. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the appropriate State or Federal Court in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the appropriate State or Federal Court in the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL- ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.10. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

9.11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be enforceable in accordance with its terms and interpreted so as to give effect, to the fullest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

9.12. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) when delivered, if sent by personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (with electronic conformation of delivery) on a business day and during normal business hours of the recipient, and otherwise on the first business day in the place of recipient, (iii) five (5) business days after having been sent, if sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with an internationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written confirmation of receipt. All communications shall be sent to the respective parties at their address or contact details as set forth below, or to such address or contact details as subsequently modified by written notice given in accordance with this Section 9.12, or, in the case of the Investor, as used for purposes of sending stockholders’ notices by the Company.

If to the Company:

Lendbuzz Inc.
[ADDRESS]

Attention: Chief Financial Officer
Telephone:	[____________]
E-mail:	[____________]

with a mandatory copy to (which shall not constitute a notice):

Goldfarb Gross Seligman & Co.
[ADDRESS]

Attention:	[____________]
Telephone:	[____________]
E-mail:	[____________]

If to Investor: as set forth in the preamble of this Agreement.

9.13. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument, binding and enforceable against the parties so executing the same; it being understood that all parties need not sign the same counterpart. Counterparts may also be delivered by facsimile or email transmission (in pdf format or the like, or signed with “DocuSign”, e-sign or any similar form of signature by electronic means) and any counterpart so delivered shall be sufficient to bind the parties to this Agreement, as an original.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Subordinated Unsecured Convertible Loan Agreement to be executed by their respective duly authorized officers as of the date first above written.

COMPANY:

Lendbuzz Inc.

By:
Name: [____________]
Title: [____________]

INVESTOR

By:
Name: [____________]
Title: [____________]

[signature page to Lendbuzz Inc. Convertible Loan Agreement – May, 2025]

SCHEDULE A [FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Subordinated Unsecured Convertible Loan Agreement dated as of [•], 2025 (as amended, supplemented or otherwise modified from time to time, this “ Agreement”), between Lendbuzz Inc. (the “Company”), and [____________] (the “Investor”).

Pursuant to the provisions of this Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The Company has furnished to the Investor a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company in writing, and (2) the undersigned shall have at all times furnished to the Company with a properly completed and currently effective certificate prior to the first payment to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in this Agreement and used herein shall have the meanings given to them in this Agreement.

[Remainder of page intentionally left blank]

INVESTOR

By:
Name: [____________]
Title: [____________]